Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	The Howard Hughes Corporation
Date of Event Requiring Statement:	November 9, 2012

Exhibit 99.3 - Joint Filers’ Signatures

Partners Limited

By:	/s/ Loretta Corso	Date:	November 14, 2012
Name: Loretta Corso
Title: Secretary

Brookfield Holdings Canada Inc.

By:	/s/ Joe Freedman
Name: Joe Freedman
Title: Vice President

By:	/s/ Aleks Novakovic	Date:	November 14, 2012
Name: Aleks Novakovic
Title: Vice President

Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP

By: Brookfield Private Funds Holdings Inc., its general partner

By:	/s/ Karen Ayre	Date:	November 14, 2012
Name: Karen Ayre
Title: Vice President

Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	The Howard Hughes Corporation
Date of Event Requiring Statement:	November 9, 2012

Brookfield Private Funds Holdings Inc.

By:	/s/ Karen Ayre
Name: Karen Ayre
Title: Vice President

By:	/s/ David Stalter	Date:	November 14, 2012
Name: David Stalter
Title: Vice President

Brookfield Retail Split LP

By: Brookfield REP GP Inc., its general partner

By:	/s/ Karen Ayre	Date:	November 14, 2012
Name: Karen Ayre
Title: Vice President

Brookfield US Holdings Inc.

By:	/s/ Aleks Novakovic	Date:	November 14, 2012
Name: Aleks Novakovic
Title: Vice President

Brookfield US Corporation

By:	/s/ Karen Ayre	Date:	November 14, 2012
Name: Karen Ayre
Title: Vice President

Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	The Howard Hughes Corporation
Date of Event Requiring Statement:	November 9, 2012

Brookfield REP GP Inc.

By:	/s/ Karen Ayre	Date:	November 14, 2012
Name: Karen Ayre
Title: Vice President